SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)          May 5, 2005

WESCO FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE	1-4720	95-2109453

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901

(Address of Principal Executives Offices)
(Zip Code)

626/585-6700

(Registrant’s Telephone Number, Including Area Code)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On May 5, 2005, the Board of Directors of Wesco Financial Corporation (“Wesco”) elected Charles T. Munger, Wesco’s Chairman and chief executive officer, as its President, effective with the retirement of Robert H. Bird as Wesco’s President, that date. Certain information about Mr. Munger’s business experience, age, and relationship with Wesco is set forth in Wesco’s proxy statement for its 2005 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 30, 2005, and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO FINANCIAL CORPORATION.
May 9, 2005	/s/ Jeffrey L. Jacobson
Date	By: Jeffrey L. Jacobson
Vice President and Chief Financial Officer

EXHIBIT INDEX

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